UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2006

DELUXE CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	1-7945	41-0216800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3680 Victoria St. North, Shoreview, Minnesota	55126-2966
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 483-7111

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        Pursuant to resolutions approved by the Board of Directors of the Company on April 26, 2006, the Board of Directors approved amendments to Section 8 of Article III, Article VI and Article VII of the Bylaws of Deluxe Corporation.

        Article III, Section 8 of the Bylaws was amended and restated to provide that director compensation and reimbursement of director expenses in connection with attendance at meetings of the board of directors will be determined by the board of directors or a designated committee of directors.

        Article VI of the Bylaws was relabeled “Article VII.”

        A new Article VI of the Bylaws was added to authorize the issuance of uncertificated shares of Deluxe common stock using the Direct Registration Statement System, an electronic book-entry system that transfers shares directly through the Depository Trust Company, as circumstances permit, except in the case of restricted shares of common stock and upon request by a recordholder or beneficial owner for certificated shares.

        The text of Article III, Section 8 and the new Article VI of the Bylaws of Deluxe Corporation, as amended on April 26, 2006, is attached hereto as Exhibit 3(ii).

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

      (d) Exhibits

3(ii)	Amendment of Section 8 of Article III and Article VI of the Bylaws of Deluxe Corporation.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2006

DELUXE CORPORATION

/s/ Anthony C. Scarfone

Anthony C. Scarfone

Senior Vice President,

General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
3(ii)	Amendment of Section 8 of Article III and Article VI of the Bylaws of Deluxe Corporation